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                                                                  Exhibit 2.2

                                                                  Execution Copy

                              AMENDMENT NO. 1 TO
                         AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT NO. 1 to the Agreement and Plan of Merger (the "Amendment") dated as of March 7, 2001 by and among Court Square Capital Limited, a Delaware corporation ("Parent"), DRI Acquisition LLC, a Delaware limited liability company and a subsidiary of Parent (the "Purchaser"), and Delco Remy International, Inc., a Delaware corporation (the "Company") amends the Agreement and Plan of Merger dated as of February 7, 2001 (the "Agreement") by and among Parent, the Purchaser and the Company.

                                  Background
                                  ----------

          The parties hereto are parties to the Agreement and desire to amend the Agreement in accordance with the requirements of Section 8.1 thereof and upon the terms and conditions and in the manner set forth below.

                                     Terms
                                     -----

          In consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Definitions; References. Unless otherwise defined herein,
               -----------------------
capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. Each reference to "hereof" "hereunder," "herein," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended by this Amendment No. 1.

          2.   Section 1.4 of the Agreement. The second sentence of Section 1.4
               ----------------------------
of the Agreement is hereby amended to read, in its entirety, as follows:

          "At the Effective Time, (x) the Certificate of Incorporation of the Company, as amended and restated concurrently with the Effective Time and (y) the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws."

          3.   Section 2.1 of the Agreement. The preamble to Section 2.1 and
               ----------------------------
Section 2.1(a) of the Agreement are hereby amended to read, in their entirety, as follows:

          "Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                        ---------------------------
by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or of the holders of any shares of capital stock of the Purchaser:
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               (a)   Purchaser Capital Stock. Pursuant to the terms of this
                     -----------------------
Agreement, the Purchaser will convert to a corporation or assign its rights to enter into the Merger to a corporation and each share of capital stock of such corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation."

          4.   Section 2.6 of the Agreement. A new Section 2.6 is hereby added
               ----------------------------
to the Agreement and reads, in its entirety, as follows:

          "Section 2.6  Warrants.  Pursuant to the terms of this Agreement, the
                        --------
Purchaser will convert to a corporation or assign its rights to enter into the Merger to a corporation and each warrant exercisable for shares of capital stock of such corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become a warrant exercisable for shares of the same class or classes of capital stock of the Surviving Corporation."

          5.   Approval. The Company represents and warrants that its Board of
               --------
Directors and the Special Committee have duly approved this Amendment.

          6.   Continued Effectiveness of Agreement. Except as specifically
               ------------------------------------
amended above, all terms of the Agreement shall remain unchanged and in full force and effect.

          7.   Counterparts. This Amendment may be executed in two or more
               ------------
counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

          8.   Governing Law. This Amendment shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

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          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                         COURT SQUARE CAPITAL LIMITED


                         By: /s/ Michael A. Delaney
                            ----------------------------
                            Name: Michael A. Delaney
                            Title: Vice President

                         DRI ACQUISITION LLC

                         By:  Court Square Capital Limited, its sole member


                            By: /s/ Michael A. Delaney
                               --------------------------
                               Name: Michael A. Delaney
                               Title: Vice President

                         DELCO REMY INTERNATIONAL, INC.


                         By: /s/ Thomas J. Snyder
                            ---------------------------
                            Name: Thomas J. Snyder
                            Title: President


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